Hawaiian Electric Exhibit 10.2

[Chevron letterhead]

Billy Liu
Hawaii VCO Coordinator

Chevron Products Company
a division of Chevron U.S.A. Inc.
91-480 Malakole Street
Kapolei, HI 96707
Tel 808-682-3156
billyliu@chevron.com

August 27, 2014

Hawaiian Electric Company, Inc.
P.O. Box 2750
Honolulu, Hawaii 96840-0001
Attn:     Mr. Ronald R. Cox, Vice President Power Supply

Re:	Third Amendment to the Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract, dated November 14, 1997, as amended

Dear Mr. Cox:

This letter (“Third Amendment”) confirms the agreement between Hawaiian Electric Company, Inc., Maui Electric Company, Ltd., and Hawaii Electric Light Company, Inc. (collectively, “Buyers”) and Chevron Products Company, a division of Chevron U.S.A. Inc. (“Chevron”) regarding the amendment of that certain Inter-Island Industrial Fuel Oil and Diesel Fuel Supply Contract, dated November 14, 1997, as amended by the First Amendment, dated April 12, 2004, and the Second Amendment, dated December 17, 2013 (collectively, “Contract”).

Capitalized terms used in this Third Amendment but not otherwise defined herein have the meanings set forth in the Contract.

The following Sections of the Contract are amended as set forth below:

Article I, Paragraph 25
The definition of “Extension” is deleted in its entirety and replaced with the following:

““Extension” means successive 12-Month periods in the term of this Contract in addition to and after the initial term of this Contract which is through December 31, 2016, each Extension beginning January 1.”

Article II
The text at Article II is deleted in its entirety and replaced with the following:

“The term of this Contract shall be from January 1, 1998 through December 31, 2016, and shall continue thereafter for Extensions beginning each successive January 1, unless Buyers or Chevron give written notice of termination at least 120 Days before the beginning of an Extension.”

Section 12.6	The text at Section 12.6 is deleted in its entirety and replaced with the

August 27, 2014

following:

“Certain Grounds for Termination. Notwithstanding any other provision of this Contract, and without limiting other grounds for termination hereunder, Chevron shall have the right to terminate this Contract on the basis of: (a) its announced intention to partially or totally transfer ownership of the Refinery to an entity other than an Affiliate; or (b) its announced intention to cease crude distillation operations at the Refinery. Chevron shall give Buyers at least 180 days’ prior written notice of any such termination, but the effective date of the termination shall be no earlier than the transaction closing date for the transfer of ownership of the Refinery or 15 days following the receipt of the last crude shipment to the Refinery.”

Section 14.2
The text at Section 14.2 is deleted in its entirety and replaced with the following:

“Non-Assignability. Neither party may transfer or assign its rights and obligations under this Contract without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except, a party may transfer or assign its rights and obligations hereunder in whole or in part, upon written notice, without needing to request consent, if (a) to an Affiliate, provided such entity shall be bound by the terms hereof, (b) pursuant to any merger, consolidation or otherwise by operation of law, or (c) to the successor or assignee of all or substantially all of the assets and/or facilities which primarily benefit from or support the party’s performance under this Contract.”

Article XVI
The text at the second paragraph of Article XVI is deleted in its entirety and replaced with the following:

“EXCEPT FOR SECTIONS 18.2 AND 18.4, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR, AND EACH PARTY SHALL RELEASE THE OTHER PARTY FROM AND AGAINST, ANY PUNITIVE DAMAGES, EXEMPLARY DAMAGES, LOST USE, LOSS OF PROFITS OR REVENUE, LOSS OF OPPORTUNITY, LOSS OF PRODUCTION, OR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR CONTINGENT DAMAGES OF ANY KIND WHETHER BASED IN CONTRACT, TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE OR STRICT LIABILITY), WARRANTY OR OTHERWISE  WHICH MAY BE SUFFERED BY SUCH PARTY IN CONNECTION WITH THIS CONTRACT; THIRD PARTY DAMAGES SUBJECT TO INDEMNIFICATION UNDER THIS CONTRACT ARE NOT LIMITED BY THIS PROVISION.”

August 27, 2014

Except to the extent modified by this Third Amendment, the Contract continues unchanged in full force and effect. The Contract, as hereby amended, constitutes the entire understanding between the parties on the specific subjects discussed therein.

This Third Amendment may be executed in counterparts (including through electronically exchanged signature pages), each of which is deemed an original, and all of which together constitute the same instrument.

If the foregoing accurately reflects the agreement of the parties, please so signify by having duly authorized representatives counter-sign in the spaces provided below.

Sincerely,

CHEVRON PRODUCTS COMPANY, a division of Chevron U.S.A. Inc. Signature: /s/ Billy Liu Name: Billy Liu Title: Hawaii VCO Coordinator
HAWAIIAN ELECTRIC COMPANY, INC. Signature: /s/ Ronald R. Cox Name: Ronald R. Cox Title: VP Power Supply	HAWAIIAN ELECTRIC COMPANY, INC. Signature: /s/ Dan V. Giovanni Name: Dan V. Giovanni Title: SVP Operations
HAWAII ELECTRIC LIGHT COMPANY, INC. Signature: /s/ Jay Ignacio Name: Jay Ignacio Title: President	HAWAII ELECTRIC LIGHT COMPANY, INC. Signature: /s/ Rhea R. Lee Name: Rhea R. Lee Title: Assistant Secretary

August 27, 2014

MAUI ELECTRIC COMPANY, LTD. Signature: /s/ Sharon M. Suzuki Name: Sharon M. Suzuki Title: President	MAUI ELECTRIC COMPANY, LTD. Signature: /s/ Eileen Wachi Name: Eileen Wachi Title: Assistant Secretary